Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            PARADIGM TECHNOLOGY, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                 Not Applicable
-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:
           ____________________________________________________________________

      2)   Aggregate number of securities to which transaction applies:
           ____________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ____________________________________________________________________

      4)   Proposed maximum aggregate value of transaction:
           ____________________________________________________________________

      5)   Total fee paid:
           ____________________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
           ____________________________________________________________________

      2)   Form, Schedule or Registration Statement No.:
           ____________________________________________________________________

      3)   Filing Party:
           ____________________________________________________________________

      4)   Date Filed:
           ____________________________________________________________________

                            PARADIGM TECHNOLOGY, INC.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             FRIDAY, AUGUST 15, 1997


TO OUR STOCKHOLDERS:

     A Special Meeting of Stockholders of Paradigm Technology, Inc. (the "Company") will be held at 694 Tasman Drive, Milpitas, California 95035, on Friday, August 15, 1997 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

          (1) Approval to increase the number of shares of Common Stock issuable upon conversion of 5% Series A Convertible Redeemable Preferred Stock;

          (2) Approval of a proposed transaction to sell Preferred Stock which might result in the issuance of more than 20% of the Company's outstanding Common Stock, on an as-converted basis; and

          (3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     These items are discussed in the following pages which are made part of this Notice. Only stockholders of record as of the close of business on June 19, 1997 will be entitled to vote at the Special Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 694 Tasman Drive, Milpitas, California 95035 for ten days prior to the Special Meeting.


                                By Order of the Board of Directors



                                MICHAEL GULETT
                                President, Chief Executive Officer and Secretary

Milpitas, California
July 8, 1997




YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                            PARADIGM TECHNOLOGY, INC.

                                694 TASMAN DRIVE
                               MILPITAS, CA 95035
                                 (408) 954-0500
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         SPECIAL MEETING OF STOCKHOLDERS

                             FRIDAY, AUGUST 15, 1997

     The enclosed proxy is solicited by the Board of Directors (the "Board") of Paradigm Technology, Inc., a Delaware corporation (the "Company") for use at the Special Meeting of Stockholders of the Company to be held on Friday, August 15, 1997 at 10:00 a.m. at the principal executive offices of the Company located at 694 Tasman Drive, Milpitas, California 95035, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about July 8, 1997.

                                  VOTING RIGHTS

     Each holder of Common Stock is entitled to one vote for each share held as of the record date. For action to be taken at the Special Meeting, a majority of the shares entitled to vote must be represented at the meeting in person or by proxy. The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to approve the increase of the number of shares of Common Stock issuable upon conversion of the 5% Series A Convertible Redeemable Preferred Stock and to approve a proposed transaction to sell Preferred Stock which might result in the issuance in excess of 20% of the outstanding Common Stock of the Company, on an as-converted basis. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions have the same effect as negative votes. Broker non- votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

                                     PROXIES

     Stockholders of record of the Company as of the close of business on June 19, 1997 have the right to receive notice of and to vote at the Special Meeting. As of the close of business on June 19, 1997, the Company had 8,109,009 shares of Common Stock outstanding held by 258 stockholders of record.

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR approval to increase the number of shares of common issuable upon conversion of the 5% Series A Convertible Redeemable Preferred Stock and FOR approval of a proposed transaction to sell Preferred Stock which might result in the issuance of more than 20% of the outstanding Common Stock of the Company, on an as-converted basis.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or
(ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Special Meeting and the election to vote in person. Attendance at the Special Meeting will not by itself constitute the revocation of a proxy.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ATMEL RELATIONSHIP

     On April 28, 1995, pursuant to certain agreements with certain of the Company's stockholders, Atmel Corporation ("Atmel") acquired 425,000 shares of Common Stock from the Company, 300,000 shares of Common Stock from certain stockholders of the Company, and 128,050 shares of Common Stock from the Company's equipment lessors, all of which shares were purchased at a price of $8.00 per share. Atmel also acquired from ACMA Limited ("ACMA") certain warrants to purchase 175,000 shares of Common Stock of the Company at an exercise price of $1.00 per share, for a purchase price of $7.00 per share subject to the warrants. In connection with these transactions, the Company entered into an agreement with Atmel (the "Stock Purchase Agreement") pursuant to which Atmel agreed to certain transfer restrictions for a period of three years. Atmel also agreed to certain standstill provisions, including an agreement not to increase its beneficial ownership above 19.9% of the voting power of the Company on a fully diluted basis for a period of five years from the date of the Stock Purchase Agreement. The foregoing restrictions terminate on the date on which a person or entity acquires more than 50% of the voting power of the Company. In addition, Atmel agreed that, for a period of ten years from the date of the Stock Purchase Agreement, it will vote its shares of Common Stock of the Company in proportion to the votes cast by the other stockholders of the Company, except with respect to certain material events. The voting and standstill restrictions terminate at such time as Atmel beneficially owns less than 5% of the Common Stock of the Company. In connection with its acquisition of capital stock of the Company, Atmel became a party to the Registration Rights Agreement which provides Atmel with certain rights to register its shares of Common Stock of the Company. On April 28, 1995, Atmel also entered into a Licensing and Manufacturing Agreement with the Company.

BENTLEY, HALL, VON GEHR INTERNATIONAL

     James Kochman, a director of the Company, is a partner of Bentley, Hall, Von Gehr International ("Von Gehr"), an investment banking firm which performed investment banking services for the Company during the 12 months ended December 31, 1996. Such services related to, among other things, the Company's acquisition of NewLogic and the sale of the Company's wafer fabrication facility to Orbit Semiconductor. Compensation to Von Gehr during 1996 exceed 5% of the Von Gehr's consolidated gross revenues for its most recent fiscal year. Von Gehr may also perform investment banking services for the Company from time to time in the future.

                                PROPOSAL NUMBER 1

             APPROVAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON
                     CONVERSION OF SERIES A PREFERRED STOCK


     On January 23, 1997 the Company sold a total of 200 shares of 5% Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") at a price of $10,000 per shares. The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations, Preferences, Rights and Limitation of 5% of Series A Convertible Redeemable Preferred Stock (the "Certificate"), as filed with the Delaware Secretary of state.

CONVERSIONS RIGHTS

     The Series A Preferred Stock has a liquidation preference of $10,000 per share and bears cumulative dividends at a rate of five percent (5%) per share per annum. Such dividends are payable only in shares of Series A Preferred Stock and only immediately prior to the conversion of the Series A Preferred Stock into Common Stock of the Company (the "Common Stock"). The Series A Preferred Stock is convertible at the option of the holder into shares of Common Stock at any time. Each share of Series A Preferred Stock is convertible into that number of shares of Common Stock at is determined by dividing (i) the sum of (a) $10,000 plus (b) the amount of all accrued but unpaid or accumulated dividends on the share of Series A Preferred Stock being so converted by (ii) the Conversion Price in effect at the time of conversion. The "Conversion Price" of the Series A Preferred Stock is equal to the lower of (i) $2.25 or (a) 82% of the average closing bid price of a share of Common Stock as quoted on the Nasdaq National Market over the five consecutive trading days immediately preceding the date of the conversion notice delivered to the Company.

     If not sooner converted, all outstanding shares of Series A Preferred Stock are subject to automatic conversion on the earlier of (i) January 23, 1999, (ii) October 30, 1997 or (iii) immediately prior to the consummation of the acquisition of the Company pursuant to a merger or consolidation or the sale of substantially all of the assets of the Company. Except in connection with such automatic conversion, in no event will a holder of Series A Preferred Stock be entitled to convert any shares of Series A Preferred Stock in excess of that number of shares upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Preferred Stock), and (ii) the number of shares Common Stock issuable upon the conversion of the shares of the Series A Preferred Stock that would result in beneficial ownership by the Holder or its affiliates of more than 4.9% of the outstanding shares of Common Stock.

     Under no circumstances may more than 1,448,631 shares of Common Stock be issued upon conversion of the Series A Preferred Stock or for dividends, unless the Company's stockholders vote to increase that number or Nasdaq waives provisions of Rule 4460(i)(1)(D).

     To date, 70 shares of Series A Preferred Stock have been converted into 840,973 shares of Common Stock of the Company. As of June 19, 1997, the Series A Preferred Stock conversion price was $.96990625 per share. But for the limitation set forth in the Certificate on the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the remaining unconverted shares of Series A Preferred Stock would have been convertible into an additional 1,367,326 shares of Common Stock.

REDEMPTION RIGHTS

     If the Company is unable to convert the Series A Preferred Stock into Common Stock and is required to redeem Series A Preferred Stock, as soon as practicable after 75 days of seeking stockholder approval and not obtaining it, but no later than 20 days following notice of redemption, the Company must (i) issue the greatest number of shares up to 1,448,631 shares of Common Stock to the holder or holders of Series A Preferred Stock who have requested conversion, and will (ii) redeem, out of funds legally available therefor, all of the Series A Preferred Stock that remain after such conversion at a price per share of Series A Preferred Stock equal to $12,190

(subject to adjustment) plus an amount equal to all dividends, if any, accrued but unpaid on such shares as of the earlier of the date fixed for redemption or the maturity date.

NASDAQ RULE

     Rule 4460 of the Nasdaq Stock Market, which is applicable to the Company because the Company's shares of Common Stock are presently Nasdaq National Market Securities, sets forth the corporate governance standards for Nasdaq National Market Securities. Section (i) of Rule 4460 (formerly referred to as
Section 6(i) of Part II of Schedule D of the National Association of Securities Dealers, Inc. Bylaws) provides:

          (1) Each NNM [Nasdaq National Market] issuer shall require shareholder approval of a plan or arrangement under subparagraph (A) below or, prior to the issuance of designated securities under subparagraph (B), (C) or (D) below:

               . . . (D) in connection with a transaction other than a public offering involving:

                    (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sale by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

                    (ii) the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

          (2) Exceptions may be made upon application to the Association when:

               (A) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise; and

               (B) reliance by the company on this exception is expressly approved by the Audit Committee of the Board or a comparable body.

          A company relying on this exception must mail to all shareholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the shareholder approval that would otherwise be required and indicating that the Audit Committee of the Board or a comparable body has expressly approved the exception.

     Section (6) of the Certificate provides that the limit of 1,448,631 shares will no longer be applicable if the Company obtains the approval of its stockholders for the issuance of shares of Common Stock in excess of 1,448,631 shares upon conversion of the Series A Preferred Stock and such approval is permitted under the Nasdaq Rule described above. In the event stockholder approval is not obtained, the Company must redeem the excess shares of Series A Preferred Stock as described above.

STOCKHOLDER APPROVAL

     The Board of Directors of the Company desires to eliminate the 20% limit of 1,448,631 shares set forth in the Certificate. The Board believes it would be in the best interests of the Company if the Company could issue the additional shares of Common Stock to the Series A Preferred Stockholders rather than being required to redeem the Series A Preferred Stock at the required redemption price. The Board believes this provision could result in a forced redemption at a time when the Company might not have, and could not raise, the cash necessary to redeem the shares of Series A Preferred Stock. The Board desires to have the ability to retain the cash for the use of the Company for other purposes.

     Under the Nasdaq Rule and the terms of the Certificate, stockholder approval is required for the issuance of shares of Common Stock in excess of the 1,448,631 share limit. The Board hereby solicits such approval on behalf of the Company to issue such additional shares of Common Stock as is required to permit the Series A Preferred Stockholders to convert the Series A Preferred Stock fully at the then relevant conversion price. The actual number of shares of Common Stock which will be issuable upon conversion will not be determinable until the conversion(s) take place. As of June 19, 1997 the conversion price was $.96990625 per share making the remaining shares of Series A Preferred Stock convertible to 1,367,326 shares of Common Stock (but for the limit). If stockholder approval of this proposal is not obtained, a maximum of 1,448,631 shares will be issued upon the conversion of the Series A Preferred Stock and the Company will be required to redeem the remaining shares of Series A Preferred Stock outstanding.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Company's Common Stock present or represented and entitled to vote at the meeting is required to approved the proposal to eliminate the restriction on the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. An abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same effect as a vote against the matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK.

                                PROPOSAL NUMBER 2

              APPROVAL OF A PROPOSED TRANSACTION TO ISSUE IN EXCESS
                       OF 20% OF THE OUTSTANDING SHARES OF
             COMMON STOCK OF THE COMPANY (ON AN AS-CONVERTED BASIS)


     The Company is contemplating an additional transaction pursuant to which the Company will sell shares of Preferred Stock (the "Preferred Stock") convertible into Common Stock. On the closing date of this proposed transaction, the Company will sell Preferred Stock convertible into up to a maximum of 20% of the outstanding Common Stock of the Company, on an as-converted basis. However, if the market price of the Company's Common Stock declines after the closing of such transaction, the Preferred Stock sold therein may become convertible into a number of shares of Common Stock representing in excess of 20% of the outstanding Common Stock measured as of the closing date of the proposed transaction. At the time of the mailing of this Proxy Statement, the Company has not entered into any contracts nor signed any engagement letters that would bind the Company to a contract to sell Preferred Stock. Therefore, since the Company has not entered into any agreements and because there are no certain terms of the proposed transaction, the Company is unable to provide the stockholders with details of the proposed transaction.

     The Nasdaq Stock Market requires the approval of stockholders prior to issuing more than 20% of the outstanding Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value. See Proposal Number 1 of this Proxy Statement.

     The Company does not need, and is therefore not seeking, stockholder approval to enter into any transaction for the sale of Preferred Stock. The Company is only seeking stockholder approval for any transaction that has closed prior to the Special Meeting of Stockholders, if at such time as the Preferred Stock may become convertible into more than 20% of the outstanding Common Stock of the Company, stockholder approval is required. If stockholders do not approve this proposal and should the sale of Preferred Stock result in the issuance of more than 20% of Common Stock (on an as-converted basis) at a price less than the greater of book or market value, the Company will need to seek stockholder approval at a later date.

     The Board hereby solicits approval on behalf of the Company to enter into a proposed transaction to sell Preferred Stock which might result in the issuance of more than 20% of the Common Stock of the Company (on an as-converted basis). The Company is seeking stockholder approval at this Special Meeting to avoid delay and additional expense in obtaining stockholder approval at a later date, in the event such stockholder approval is later required.

     The affirmative vote of the holders of a majority of the Company's Common Stock present or represented and entitled to vote at the meeting is required to approve the proposal to eliminate the restriction on the number of shares of Common Stock issuable upon conversion of the Preferred Stock. An abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same effect as a vote against the matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A PROPOSED TRANSACTION WHICH MAY RESULT IN THE ISSUANCE OF MORE THAN 20% OF THE OUTSTANDING COMMON STOCK (ON AN AS-CONVERTED BASIS).

                                  OTHER MATTERS


     OTHER MATTERS. Management knows of no business that will be presented for consideration at the Special Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     PROXY SOLICITATION. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     ANNUAL REPORT. The Company will provide a copy of its 1996 Annual Report to Stockholders, without charge, to any stockholder who makes written request to Michael Gulett, President, Chief Executive Officer and Secretary, Paradigm Technology, Inc., 694 Tasman Drive, Milpitas, California 95035.


                               By Order of the Board of Directors



                               MICHAEL GULETT
                               President, Chief Executive Officer and Secretary

Milpitas, California
July 8, 1997